Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	March 17, 2017
BUTLER NATIONAL CORPORATION ANNOUNCES THIRD QUARTER FINANCIAL RESULTS AND CONFERENCE CALL
OLATHE, KANSAS, March 17, 2017, - Butler National Corporation (OTCQB: BUKS), a leading manufacturer and provider of support systems for commercial and military aircraft and a recognized provider of management services in diverse business groups including the gaming industry, announces its financial results for the third quarter fiscal 2017 ended January 31, 2017.  In conjunction with the release, the Company has scheduled a conference call Tuesday, March 21, 2017 at 9:00 AM Central Daylight Time.

What: Butler National Corporation Third Quarter Fiscal 2017 Financial Results Conference Call

When: Tuesday, March 21, 2017 - 9:00 AM Central Daylight Time

How: Live via phone by dialing 877-358-7305. Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the third quarter, the status of new and existing orders, gaming activities and an outlook on the balance of fiscal 2017.

Historical selected financial data related to all operations:
	Quarter Ended January 31			Nine Months Ended January 31
	(In thousands)			(In thousands)
	2017	2016	2015	2017	2016	2015
Net Revenue	$11,295	$11,067	$11,083	$35,497	$32,869	$35,226
Operating Income (Loss)	122	442	535	1,966	203	1,708
Net Income (Loss)	14	102	68	756	(357)	350
Total Assets	40,924	41,575	41,633	40,924	41,575	41,633
Long-term Obligations	3,726	5,005	5,211	3,726	5,005	5,211
Stockholders' Equity	26,961	25,115	25,094	26,961	25,115	25,094
Weighted Average Shares – Diluted	63,417	62,260	60,893	63,417	62,260	60,893
New Product Research and Development Cost	434	386	461	1,151	1,323	1,220

Management Comments

 "The fiscal quarter-ended January 31, 2017 was a successful quarter continuing a positive fiscal year 2017.  Revenue increased 2% to $11.3 million in the three months ended January 31, 2017, as compared to $11.1 million in the three months ended January 31, 2016.  The increase in revenue reflects an increase in Professional Services revenue of 5% and a decrease of 3% in Aerospace Products revenue.  Butler National Corporation continues to drive growth in international markets and through the development of new supplemental type certificates.  This includes significant efforts in South America, Europe, Africa, and Asia.

Third quarter fiscal 2017 resulted in a net income of $14,000 compared to a net income of $102,000 in the third quarter fiscal 2016.  The decrease in net income was primarily due to a decrease in operating income in both Aerospace Products and Professional Services.  Butler National Corporation is working to exceed previous revenue levels while continuing to focus on our margin expansion initiatives, including efficiencies in our implementation and operational processes and controlling expenses.

During the three months ending January 31, 2017, we invested approximately $434,000 in projects focused on the development and acquisition of new products.  We feel this expenditure for design and development engineering, testing, and certification of new products is required to grow Aerospace Products and help stabilize our long-term revenue and enhance our profits.

We are excited about the future and are striving for a successful fourth quarter to end fiscal 2017. Management and all employees are focused on the development of new products, execution of our numerous business development opportunities as well as increasing revenue while managing costs. We believe we are positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value," commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:
Revenue from Professional Services increased 4% for the three months ended January 31, 2017 to $7.2 million compared to $6.9 million in the three months ended January 31, 2016.  Costs of Professional Services increased 11% for the three months ended January 31, 2017 to $4.7 million compared to $4.3 million in the three months ended January 31, 2016.  Costs were 66% of segment total revenues in the three months ended January 31, 2017, as compared to 62% of segment total revenues in the three months ended January 31, 2016.  Expenses increased 8% in the three months ended January 31, 2017 to $2.5 million compared to $2.3 million in the three months ended January 31, 2016.  Expenses were 34% of segment total revenues in the three months ended January 31, 2017, as compared to 34% of segment total revenues in the three months ended January 31, 2016.  Operating income from Professional Services was a loss of $13,000 in the three months ended January 31, 2017 compared to an operating income of $275,000 in the three months ended January 31, 2016.

Aerospace Products:
Revenue from Aerospace Products decreased 3% to $4.1 million in the three months ended January 31, 2017, compared to $4.2 million in the three months ended January 31, 2016.  Costs of Aerospace Products decreased 3% in the three months ended January 31, 2017 to $3.0 million compared to $3.1 million for the three months ended January 31, 2016.  Costs were 73% of segment total revenue in the three months ended January 31, 2017, as compared to 73% of segment total revenue in the three months ended January 31, 2016.  Expenses decreased 1% in the three months ended January 31, 2017 to $973,000 compared to $979,000 in the three months ended January 31, 2016.  Expenses were 24% of segment total revenue in the three months ended January 31, 2017, as compared to 23% of segment total revenue in the three months ended January 31, 2016.  Aerospace Products had an operating income of $135,000 in the three months ended January 31, 2017 compared to an operating income of $167,000 in the three months ended January 31, 2016.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy.  Expenses related to Professional Services and Aerospace Products include marketing and advertising, employee benefits, depreciation and amortization, and general, administrative and other expenses.

Backlog:
As of January 31, 2017 our backlog is approximately $9.6 million.  The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year.  This is consistent with the industry in which modifications services and related contracts may take several months and sometimes years to complete.  There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
 Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:
Statements made in this report, filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements.  The forward looking statements in this report are only predictions and actual events or results may differ materially.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:

David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

THE WORLDWIDE WEB:
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